UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2004

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A.                                   INTRODUCTION

On December 6, 2004, Universal Compression Holdings, Inc. (“UCO”) issued a press release announcing that it was negotiating a new $650 million senior secured credit facility consisting of a five-year revolver and a seven-year term loan.  On December 6, 2004, Wachovia Capital Markets, LLC and JP Morgan Securities Inc. (the “Joint Lead Arrangers”) began distribution of a confidential information memorandum related to the new credit facility and dated December 2004 (the “confidential information memorandum”).  UCO also announced that it intends to utilize the new credit facility to redeem the $440 million of 8.875% BRL Notes, repay $82 million of BRL term debt and $50 million outstanding under its existing revolver, and utilize additional capacity for working capital needs and general corporate purposes.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the debt being issued under the new credit facility.  The debt being issued under the new credit facility will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

B.                                     CERTAIN INFORMATION

The following sets forth certain information contained in the confidential information memorandum.  Except as otherwise indicated in the supplemental information set forth below, or as the context may otherwise require, (i) the words “we,” “our,” “us,” “Universal” and “the Company” refer to Universal Compression, Inc. and its subsidiaries, (ii) “Revolver” refers to the $250 million senior secured revolving credit facility that is to be part of the Facilities, (iii) “Borrowers” refers to Universal, Universal Compression (Ontario) Ltd. and UCO, (iv) “BRL lease facility” refers to our lease facility pursuant to which we, as lessee, lease compression equipment from BRL Universal Equipment 2001 A, L.P., as lessor, (v) “Facilities” refers to the Revolver and the Term Loan, (vi) “ABS Facility” refers to our $200 million asset-backed securitization lease facility with BRL Universal Compression Funding I 2002, L.P., (vii) “Term Loan” refers to the $400 million senior secured term loan B that is to be part of the Facilities, and (viii) references to our fiscal years refer to the twelve month period ended March 31 of such years (for example, our fiscal 2004 is fiscal year ended March 31, 2004).

The following information is included in the confidential information memorandum:

1.   Sources and Uses of Funds ($ in millions):

Sources of funds	Amount	Uses of funds	Amount
Revolver	$93.7	Refinance Existing Revolver	$50.0
Term Loan	400.0	Refinance BRL Notes	440.0
ABS Facility	100.0	Refinance BRL Term Loan	82.2
		Call Premium	19.5
		Fees & Expenses	2.0
Total Sources	$593.7	Total Uses	$593.7

2.   Pro Forma Capitalization ($ in millions):

	Estimated as of 11/17/04			At Close 1/14/05			At Funding 2/15/05
	Book Capitalization			Book Capitalization			Book Capitalization
	$		%	$		%	$		%
Cash and Equivalents	$28.7			$28.7			$28.7
Revolver	50.0		3.0%	34.2		2.0%	93.7		5.5%
Term Loan	—		—	—		—	400.0		23.5%
BRL Term Loan	82.2		4.9%	—		—	—		—
BRL Notes	440.0		26.2%	440.0		26.1%	—		—
ABS Facility	100.0		5.9%	200.0		11.9%	200.0		11.7%
7.25% Senior Unsecured Notes	175.0		10.4%	175.0		10.4%	175.0		10.3%
Capital Leases	1.4		0.1%	1.4		0.1%	1.4		0.1%
Total Debt	848.6		50.5%	850.6		50.5%	870.1		51.1%

Stockholders’ Equity	832.6		49.5%	832.6		49.5%	832.6		48.9%

Total Capitalization	$1,681.2		100.0%	$1,683.2		100.0%	$1,702.7		100.0%

Senior Secured Debt / EBITDA (1), (2), as adjusted	2.80	x		2.81	x		2.89	x
Total Debt / EBITDA (1), (2), as adjusted	3.53	x		3.53	x		3.61	x

(1) Based on 9/30/2004 LTM pro forma EBITDA, as adjusted, of $240.7 million – Pro Forma EBITDA includes approximately $10 million of expected EBITDA associated with the Hanover Canada Corporation acquisition completed on November 2, 2004.

(2) EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and excluding gain on termination of interest rate swaps), operating lease expense, depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.  See item 13 for a reconciliation of EBITDA, as adjusted, to net income.

3.   Facilities Structure and Overview:

Co-Borrowers:	Universal Compression, Inc. Universal Compression Holdings, Inc. Universal Compression (Ontario) Ltd.

Joint Lead Arrangers:	Wachovia Capital Markets, LLC and JP Morgan Securities Inc.

Facilities:	$250 million Senior Secured Revolver $400 million Senior Secured Term Loan

Maturity:	Revolver: 5 Years from Closing Date Term Loan: 7 Years from Closing Date

Collateral:

Substantially all of the domestic assets of UCO and Universal and the guarantors except for the stock of Universal and those liens and stock pursuant to or related to the ABS Facility (as such facility may be increased, amended, replaced, restated or modified from time to time.)

All capital stock of the direct and indirect U.S. subsidiaries of UCO and Universal and 65% of the capital stock of the first tier foreign subsidiaries.

Purpose:	General corporate purposes, including the refinancing of outstanding debt

Initial Revolver Undrawn Cost:	35 bps

Initial Revolver Drawn Cost:	LIBOR plus 150 bps

Term Loan Drawn Cost:	LIBOR plus 200 bps

Revolver Pricing Grid:	See below

Key Covenants:	Maximum Total Debt to EBITDAR of 5.0x Minimum Consolidated EBITDAR to Consolidated Interest Coverage of 2.5x Minimum Asset Coverage of 1.25x(1)

(1) Borrowers shall maintain a market value (as determined by a third party appraisal firm) of domestic compressor units subject to a first priority lien in favor of the US Administrative Agent for the benefit of the Lenders, not to be less than 1.25 to 1 at any time excluding all such assets that are (i) held for sale only and not available in the fleet, (ii) characterized as work-in-progress or (iii) obsolete.

4.   Revolver Pricing Grid:

Debt to	Level I	Level II*	Level III	Level IV	Level V
EBITDAR ratio	< 3.25	>= 3.25 but < 3.75	>=3.75 but < 4.25	>=4.25 but < 4.75	>4.75
Commitment Fee	30.0 bps	35.0 bps	50.0 bps	50.0 bps	50.0 bps
Prime Rate Loans	25.0 bps	50.0 bps	75.0 bps	100.0 bps	125.0 bps
Libor Loans	125.0 bps	150.0 bps	175.0 bps	200.0 bps	225.0 bps

*Anticipated initial pricing

5.   Collateral Information:

The Company’s extensive fleet of domestic compressors provides strong collateral coverage for this transaction.  Additionally, lenders benefit from coverage provided by working capital assets and other PP&E, as well as the capital stock of both domestic and foreign subsidiaries.  Based on book value of assets as of September 30, 2004, the collateral package provides coverage of over 1.4x the Term Loan and maximum Revolver usage of $250 million.  Based on projected Revolver usage of $93.7 million at close, collateral coverage improves to approximately 1.9x.  When using a 12.5% premium to book value to estimate fair market value, collateral coverage increases to over 1.6x the total commitment amount of $650 million and approximately 2.1x the projected funding of $493 million under the Facilities.  New appraisals on the compression collateral are a condition precedent to the close of the Facilities.  The chart below depicts the Company’s collateral coverage of the Facilities ($ in millions).

	Market Value	Market Value
Balance Sheet (as of 9/30/2004)	U.S	Consolidated
Accounts Receivable, net (1)	$60.1	$93.1
Inventory, net	61.8	93.3
Working Capital Assets	121.9	186.6
Gas Compression equipment, net of ABS collateral (2)	838.3	1,044.8
Other PP&E, net of depreciation	75.7	92.6
Total Working Capital and Net PP&E	$1,035.9	$1,323.8
Maximum Revolver and Term Loan Usage	$650.0	$650.0
Asset Coverage of Total Commitment	1.6x	2.0x
Funded Portion of the Facilities	$493.7	$493.7
Asset Coverage of Funded Amount	2.1x	2.7x
Borrowing availability based on 1.25 coverage (3)	$177.0	N/A

(1) A/R and Inventory are net of reserves.  A/R excludes those receivables pledged to the ABS Facility.

(2) The ABS Facility is secured by domestic gas compressor assets only, using the historic 68% advance rate.  Currently, the debt limit is temporarily set at 58% until the ABS Facility is refinanced in 2005, and is expected to return to the 68% level at that time.

(3) Based on the current market value of the compressor assets, Universal could fully fund the Revolver and add $20 million in debt with no additional assets pledged and still maintain the 1.25x covenant.

6.   Fleet Description at November 30, 2004:

As of November 30, 2004, the Company’s fleet consisted of approximately 7,200 units and over 2.4 million of total horsepower, with an average of 337 horsepower per unit, as reflected in the following table:

Range of Horsepower per Unit	Number of Units	Aggregate Horsepower	% of Horsepower
0 – 99	2,369	176,800	7.3%
10 – 299	2,553	446,100	18.4%
300 – 599	962	369,000	15.2%
600 – 999	587	428,600	17.7%
1,000 and Over	727	1,005,200	41.4%
Total	7,198	2,425,700	100.0%

7.   Spot Utilization Rate at November 30, 2004:

The spot utilization rate at November 30, 2004 was 89.7%.

8.   Domestic Fleet Size at November 30, 2004:

As of November 30, 2004, the Company operated the second largest domestic fleet of compressors in terms of horsepower with approximately 6,500 units comprising approximately 1.9 million horsepower.

9.   International Fleet Size at November 30, 2004:

The Company provides contract compression services internationally in Argentina, Australia, Brazil, Canada, Colombia, Indonesia, Mexico, Peru, Thailand and Venezuela. As of November 30, 2004, Universal had approximately 700 units comprising approximately 524,000 horsepower, in the aggregate, in these markets.

10.   International Contract Compression Fleet by Geographic Area at November 30, 2004:

The amount of horsepower in our contract compression fleet at November 30, 2004 in Latin America, Canada and Asia Pacific was 339,000 horsepower, 122,000 horsepower and 63,000 horsepower, respectively.

11.   Backlog:

The backlog as of December 2, 2004 was approximately $74 million.

12.   Canadian Acquisition:

On November 2, 2004, Universal purchased the contract compression fleet of Hanover Canada Corporation, a subsidiary of Hanover Compressor Company, for approximately $57 million in cash.  The acquisition added 83,000 horsepower.

The transaction is expected to generate annual revenue of $15 million, generate annual EBITDA, as adjusted, of $10 million and be accretive to EPS during the first year.  The acquisition also adds scale to our existing Canadian contract compression fleet by tripling its horsepower and adding a significant number of larger horsepower units.

This transaction also has the potential to expand our existing customer base by introducing new and expanded customer relationships that can be carried over to our existing fabrication and aftermarket service operations.

As depicted in the table below, the acquisition significantly increased our presence in Canada.

	September 2004 (Pre-acquisition)	November 2004 (Post-acquisition)
Compressor Units	170	320
Horsepower	39,000	122,000
Utilization %	72%	73%

13.   Reconciliation of EBITDA

EBITDA, as adjusted, is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered an alternative to operating income or net income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.  Additionally, the EBITDA, as adjusted, computation used herein may not be comparable to other similarly titled measures of other companies.  Management believes disclosure of EBITDA, as adjusted, a non-GAAP measure, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, it provides a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, as a supplemental measure to review current period operating performance, a comparability measure, a performance measure for period to period comparisons and a valuation measure.

In millions:	Twelve Months Ended September 30, 2004
Net Income	$47.4
Income taxes	27.2
Depreciation and amortization	89.5
Operating lease expense	—
Interest expense, net	68.6
Foreign currency (gain) loss	0.2
Debt extinguishment costs	1.0
Facility consolidation costs	—
Non-recurring charges	—
Gain on termination of interest rate swaps	(3.2)
EBITDA, as adjusted	230.7

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press release dated December 6, 2004 regarding the negotiating of a new $650 million credit facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: December 6, 2004
	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer